Exhibit 99.1

Schedule of Transactions in Shares

Date of Transaction	Title of Class	Number of Shares Acquired	Number of Shares Disposed	Price Per Share
3/19/2019	Class A Common Stock, $0.01 par value		9,444	10.8605

3/20/2019	Class A Common Stock, $0.01 par value		14,239	10.8549

3/21/2019	Class A Common Stock, $0.01 par value		30,000	10.8175

3/26/2019	Class A Common Stock, $0.01 par value		5,000	10.6011

3/26/2019	Class A Common Stock, $0.01 par value		5,000	10.6643

3/27/2109	Class A Common Stock, $0.01 par value		8,337	10.7366

3/28/2019	Class A Common Stock, $0.01 par value		10,000	10.7330

3/29/2019	Class A Common Stock, $0.01 par value		15,000	10.7480

4/1/2019	Class A Common Stock, $0.01 par value		1,208	10.6908

4/2/2019	Class A Common Stock, $0.01 par value		15,000	10.7993

4/3/2019	Class A Common Stock, $0.01 par value		11,520	10.9204

4/29/2019	Class A Common Stock, $0.01 par value		13,160	11.3116

4/30/2019	Class A Common Stock, $0.01 par value		18,861	11.2837

4/30/2019	Class A Common Stock, $0.01 par value		841	11.3600

5/1/2019	Class A Common Stock, $0.01 par value		14,761	11.2155

5/1/2019	Class A Common Stock, $0.01 par value		1,100	11.2800

5/2/2019	Class A Common Stock, $0.01 par value		16,633	11.1324

5/3/2019	Class A Common Stock, $0.01 par value		19,871	11.2154

5/6/2019	Class A Common Stock, $0.01 par value		32,810	11.5098

5/7/2019	Class A Common Stock, $0.01 par value		36,654	11.4101

5/7/2019	Class A Common Stock, $0.01 par value		2,000	11.2130

5/7/2019	Class A Common Stock, $0.01 par value		30,000	11.150

5/8/2019	Class A Common Stock, $0.01 par value		120,837	11.1385

5/8/2019	Class A Common Stock, $0.01 par value		25,000	11.1500